UNITED STATES
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SCHEDULE 14A
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Intel+McAfee: Security Activation, Not Software Elimination Wednesday, September 15th, 2010 at 6:24 pm by George Kurtz
After many calls with customers and analysts, I thought it would be appropriate to provide some additional thoughts on the Intel acquisition of McAfee. The proposed combination of Intel and McAfee will be about helping provide greater protection and efficiency to endpoint, mobile, and embedded devices by bringing software and silicon together to do the heavy lifting. We are not moving away from our core security business of software based endpoint protection and network security technologies but instead intend to improve security for all customers by providing integrated hardware and software solutions.
I believe there are four critical areas of focus that McAfee and Intel customers should consider.
1) Mobile and Embedded Device Security
Over 24 months ago McAfee identified that mobile and embedded devices (billions of them) were becoming sophisticated enough to become real targets for cyberthugs and that traditional means of protecting these devices were no longer adequate. The old model of virus engines residing on PCs is not effective in the mobile and embedded world. Connected devices such as copiers, smart meters, medical devices and others require optimized protection with a low memory footprint and low CPU utilization, such as whitelisting. That is why over a year ago we purchased Solidcore, a leader in dynamic whitelisting. Both Intel and McAfee see a tremendous opportunity as we move from protecting PCs to protecting all mobile and embedded devices. We believe the combination of Wind River (VxWorks and Security Linux) with Solidcore can dramatically increase the protection of all embedded devices. This is a future growth engine for the security market, and we believe we will be strategically positioned.
2) Security Moves Down the Stack
It is the combination of software and silicon that will create the next generation of security technology. I believe that security will follow a path similar to the one that virtualization has taken over the past decade, starting out as a proprietary application, moving to a hypervisor, and then ultimately providing a better solution through hardware-assisted technologies like Intel VT-x. Antivirus has operated as an application for 20 years, similar to the early desktop virtualization products. Just like virtualization that moved down the stack with dedicated hypervisors, security too will follow. We will be able to utilize the silicon to enable the security software and provide better performance and higher efficacy in blocking malware, which I believe will be welcomed by customers
3) Managing Security
Intel is already focused on manageability without reliance on the operating system using Active Management Technology (including power management), which is part of the Intel vPro offering. With McAfee, Intel is acquiring ePolicy Orchestrator, the industry’s leading security management platform, which using a single console gives enterprises the capability to centrally manage security across a myriad of devices.
4) Why Intel is Good for McAfee and Our Customers
McAfee will be a standalone, independent subsidiary of Intel and continue to operate without interruption and with autonomy. What this means for customers and partners is a continued focus on multi-platform and multi-device support, which includes and goes beyond just Intel chips. I also want to reinforce that we will continue to focus on and invest in our systems and network security business as well as our Global Threat Intelligence Cloud. McAfee’s commitment to all three areas is unwavering, and our ability to execute for the benefit of customers will only be strengthened with the addition of Intel’s technical resources. We will continue to be run by our existing management team with a focus on innovating and delivering industry leading security solutions.
In summary, I want to stress that the combination of Intel and McAfee is not about moving away from McAfee’s traditional security business – it is about being able to activate the current and future security functionality of silicon through a mature security software offering. This will result in increased performance AND protection for end users across all devices, and it is our belief that this is good for the industry, our customers and our partners.
George
You can follow McAfee Worldwide CTO George Kurtz on Twitter at
http://twitter.com/george_kurtzcto
Additional Information and Where to Find It
McAfee, Inc. (“McAfee”) has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and plans to file and furnish to its stockholders a definitive proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation (together, the “proxy statement”), pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement contains important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. Investors and stockholders are able to obtain free copies of the proxy statement and other documents filed with the SEC by McAfee through the web site maintained by the SEC at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 346-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 346-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
Note on Forward-Looking Statements

The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.